AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1997

                                                     REGISTRATION NO. 333-______

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           __________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                     INFORMATION MANAGEMENT RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                                59-2911475
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)           Identification Number)


                          26750 U.S. HIGHWAY 19 NORTH
                                   SUITE 500
                           CLEARWATER, FLORIDA 34621
                                 (813) 797-7080
    (Address of registrant's principal executive offices, including zip code and telephone number, including area code)
                          ___________________________


                     INFORMATION MANAGEMENT RESOURCES, INC.
                        1996 DIRECTORS STOCK OPTION PLAN
                              STOCK INCENTIVE PLAN
                                      AND
                          EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of Plans)


            SATISH K. SANAN                           COPY TO:
        CHIEF EXECUTIVE OFFICER               OBY T. BREWER III, ESQ.
 INFORMATION MANAGEMENT RESOURCES, INC.   MORRIS, MANNING & MARTIN, L.L.P.
      26750 U.S. HIGHWAY 19 NORTH          1600 ATLANTA FINANCIAL CENTER
               SUITE 500                     3343 PEACHTREE ROAD, N.E.
       CLEARWATER, FLORIDA 34621               ATLANTA, GEORGIA 30326
             (813) 797-7080                        (404) 233-7000
(Name, address, including zip code, and
 telephone number, including area code,
 of agent for service)

                          ___________________________

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                            Proposed           Proposed
                              Amount to     Maximum            Maximum
 Title of Securities to be       be         Offering           Aggregate
 Registered                  Registered     Price Per          Offering       Amount of
                                 (1)        Share (2)          Price (2)    Registration Fee (2)
------------------------------------------------------------------------------------------------
COMMON STOCK, $.10 PAR       5,795,980      $12.88           $12,588,299.10       $3,814.63
 VALUE PER SHARE              SHARES
------------------------------------------------------------------------------------------------

_________________
(1) Represents 150,000 shares of Common Stock to be issued and sold by Registrant under the Information Management Resources, Inc. 1996 Directors Stock Option Plan (the "Directors Stock Option Plan"), 5,445,980 shares of Common Stock to be issued and sold by Registrant under the Information Management Resources, Inc. Stock Incentive Plan (the "Stock Incentive Plan") and 200,000 shares of Common Stock to be issued and sold by Registrant under the Information Management Resources, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") (the Directors Stock Option Plan, the Stock Option Plan and the Stock Purchase Plan are collectively referred to herein as the "Plans").

(2) The aggregate offering price for 5,222,064 shares of Common Stock issued or to be issued upon the exercise of outstanding options under the Plans is $5,199,130.60. The offering price for the remaining 573,916 shares is estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the Registrant's Common Stock as reported by the Nasdaq National Market on March 20, 1997, a date within 5 business days prior to the filing of this Registration Statement. The chart below details the calculations of the registration fee:


             TYPE OF SHARES                   NUMBER OF SHARES        AGGREGATE OFFERING PRICE
----------------------------------------      ----------------        ------------------------

Shares issuable pursuant to outstanding
 options granted under the Directors                30,000            $   360,000.00
 Stock Option Plan


Shares issuable pursuant to outstanding
 options granted under the Stock                 5,159,130            $ 4,447,216.00
 Incentive Plan


Shares issuable pursuant to the Stock               32,934            $   391,914.60
 Purchase Plan                              --------------------------------------------

                 SUBTOTAL:                       5,222,064            $ 5,199,130.60

Shares reserved pursuant to the
 Directors Stock Option Plan                       120,000            $ 1,545,000

Shares reserved pursuant to the Stock              286,850            $ 3,693,193.75
 Incentive Plan

Shares reserved pursuant to the Stock              167,066            $ 2,150,974.75
 Purchase Plan                              ---------------------------------------------

                 TOTAL:                          5,795,980            $12,588,299.10

================================================================================
       EXHIBIT INDEX APPEARS ON PAGE 7 OF 8 SEQUENTIALLY NUMBERED PAGES.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


   The documents containing the information specified in Part I will be sent or given to employees and/or directors of Information Management Resources, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

   (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (i) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (ii) the Company's effective Registration Statement on Form 10 filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

   (b) All other reports filed pursuant to Section 13(a) or 15(b) of the Exchange Act since the end of the fiscal year covered by the Company's document referred to in (1) above.

   (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to
       Section 12 of the Exchange Act.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered under the Plans have been sold or deregistering all securities then remaining unsold thereunder, shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

       Any statement contained in any document incorporated or deemed to be incorporated by reference into the Prospectus shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall now be deemed, accepted so modified or superseded, to constitute a part of this Registration Statement.

   ITEM 4.    DESCRIPTION OF SECURITIES.

   A description of the Company's Common Stock is incorporated by reference under Item 3.

   ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Legal matters in connection with the shares of Common Stock offered hereby were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia. Members of Morris, Manning & Martin, L.L.P. hold an aggregate of 12,641 shares of Common Stock.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Company's Amended and Restated Articles of Incorporation and Restated Bylaws provide that the liability of the directors for monetary damages shall be limited to the fullest extent permissible under Florida law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

       The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent possible under Florida law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company of any of its affiliated enterprises. In addition, the Company has entered into indemnification agreements with each of its directors providing indemnification to the fullest extent permitted by applicable law and also setting forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.


ITEM 8.    EXHIBITS.

       The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


Exhibit No.                Description
-----------  ----------------------------------------
   4.1       Amended and Restated Articles of Incorporation of Information
             Management Resources, Inc. (Incorporated by reference to Exhibit
             3.1 to the Company's Registration Statement on Form S-1,
             Registration Number 333-12037)
   4.2       Restated Bylaws of Information Management Resources, Inc.
             (Incorporated by reference to Exhibit 3.2 to the Company's
             Registration Statement on Form S-1, Registration Number 333-12037)
   5.1       Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered
   23.1      Consent of Coopers & Lybrand L.L.P .
   23.2      Consent of Arthur Andersen & Associates
   23.3      Consent of Morris, Manning & Martin, L.L.P. (included in
             Exhibit 5.1)
   24.1      Power of Attorney (included on signature page)

       ITEM 9.    UNDERTAKINGS.


      (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                       (iii) To include any material information with respect to
                             the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on this the 19th day of March, 1997.

                                     INFORMATION MANAGEMENT RESOURCES, INC.


                                     By:  /s/ Satish K. Sanan
                                       -------------------
                                       Satish K. Sanan
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------


            KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Satish K. Sanan and/or Dilip Patel, Esq., jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       /s/ Satish K. Sanan           President and Chief Executive Officer     March 19, 1997
       -------------------
       Satish K. Sanan               (Principal Executive Officer) and
                                     Director

       /s/ Jeffery S. Slowgrove      Treasurer; Director                       March 19, 1997
       ------------------------
       Jeffery S. Slowgrove


       /s/ Kasi V. Sridharan         Vice President - Finance                  March 19, 1997
       ---------------------
       Kasi V. Sridharan             (Principal Accounting Officer)


       /s/ Michael J. Dean           Chief Financial Officer                   March 19, 1997
       -------------------
       Michael J. Dean               (Principal Financial Officer)


       /s/ Philip Shipperlee          Managing Director, IMR-U.K.;             March 19, 1997
       ---------------------
       Philip Shipperlee              Director


       /s/ Charles C. Luthin          Director                                 March 19, 1997
       ---------------------
       Charles C. Luthin


       /s/ Vincent Addonisio          Director                                 March 19, 1997
       ---------------------
       Vincent Addonisio


                                 EXHIBIT INDEX


            The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.                Description                 Sequential Page Number
-----------  ----------------------------------------  ----------------------
  4.1        Amended and Restated Articles of
             Incorporation of Information Management
             Resources, Inc. (Incorporated by
             reference to Exhibit 3.1 to the
             Company's Registration Statement on
             Form S-1, Registration Number 333-12037)..............N/A




  4.2        Restated Bylaws of Information
             Management Resources, Inc.
             (Incorporated by reference to Exhibit
             3.2 to the Company's Registration
             Statement on Form S-1, Registration
             Number 333-12037).....................................N/A



  5.1        Opinion of Morris, Manning & Martin,
             L.L.P.   as to the legality of the
             securities being registered........................... 8

  23.1       Consent of Coopers & Lybrand,  L.L.P.................. 9

  23.2       Consent of Arthur Andersen & Associates...............10

  23.3       Consent of Morris, Manning & Martin,
             L.L.P. (included in Exhibit 5.1).....................N/A

  24.1       Power of Attorney (included on
             signature page)......................................N/A
